Exhibit 99.1

Investor Contact: Larry P. Kromidas
(618) 258-3206

 News
Olin Corporation, 190 Carondelet Plaza, Suite 1530, Clayton, MO 63105-3443

FOR IMMEDIATE RELEASE

Olin Updates Third Quarter Outlook

CLAYTON, MO, October 9, 2008 – Olin Corporation (NYSE: OLN) announced today that its third quarter 2008 earnings are expected to include an impairment charge of the full value of a $26.6 million investment in corporate debt securities.  The impairment occurred as a result of a decline in market values.  On October 1, 2008, the issuer of these debt securities announced it would cease trading and appoint a receiver as a result of financial market turmoil.

Olin entered into this structured investment vehicle in March 2006 as part of an approved cash management portfolio.  These debt securities carried a Moody’s rating of Aaa at the time of Olin’s investment. At June 30, 2008, a temporary impairment for these corporate debt securities of $6.1 million was recorded as a charge to equity. Through September 30, 2008, the issuer of these debt securities had funded all redemptions at par.  On October 1, subsequent to the issuer’s announcement, the rating was downgraded from A3 to Ca. All other Olin cash is invested in money market funds.

Olin does not expect to realize a tax benefit from this impairment charge.

Olin also announced that it expects to report third quarter 2008 earnings, excluding the impairment charge described above, that exceed the high end of the $0.65 to $0.70 per diluted share range it provided in its July 24, 2008 second quarter earnings release. Olin will release its third quarter 2008 earnings after the close of business on October 23, 2008 and will hold its third quarter 2008 earnings conference call at 10:00 A.M. Eastern Time on Friday, October 24, 2008.

Olin Corporation is a manufacturer concentrated in two business segments:  Chlor Alkali Products and Winchester.  Chlor Alkali Products manufactures chlorine and caustic soda, sodium hydrosulfite, hydrochloric acid, hydrogen, sodium chlorate, potassium hydroxide and bleach products.  Winchester products include sporting ammunition, reloading components, small caliber military ammunition and components, and industrial cartridges.

FORWARD-LOOKING STATEMENTS

This communication includes forward-looking statements. These statements relate to analyses and other information that are based on management's beliefs, certain assumptions made by management, forecasts of future results, and current expectations, estimates and projections about the markets and economy in which we and our various segments operate. The statements contained in this communication that are not statements of historical fact may include forward-looking statements that involve a number of risks and uncertainties.

We have used the words "anticipate," "intend," "may," "expect," "believe," "should," "plan," "project," "estimate," and variations of such words and similar expressions in this communication to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict and many of which are beyond our control. Therefore, actual outcomes and results may differ materially from those matters expressed or implied in such forward-looking statements. We undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise. Relative to the dividend, the payment of cash dividends is subject to the discretion of our board of directors and will be determined in light of then-current conditions, including our earnings, our operations, our financial conditions, our capital requirements and other factors deemed relevant by our board of directors. In the future, our board of directors may change our dividend policy, including the frequency or amount of any dividend, in light of then-existing conditions.

The risks, uncertainties and assumptions involved in our forward-looking statements, many of which are discussed in more detail in our filings with the SEC, including without limitation the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2007 include, but are not limited to, the following:

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sensitivity to economic, business and market conditions in the United States and overseas, including economic instability or a downturn in the sectors served by us, such as ammunition, housing, vinyls, and pulp and paper, and the migration by United States customers to low-cost foreign locations;

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the cyclical nature of our operating results, particularly declines in average selling prices in the chlor alkali industry and the supply/demand balance for our products, including the impact of excess industry capacity or an imbalance in demand for our chlor alkali products;

•	economic and industry downturns that result in diminished product demand and excess manufacturing capacity in any of our segments and that, in many cases, result in lower selling prices and profits;

•	costs and other expenditures in excess of those projected for environmental investigation and remediation or other legal proceedings;

•	unexpected litigation outcomes;

•	the effects of any declines in global equity markets on asset values and any declines in interest rates used to value the liabilities in our pension plan;

•	the occurrence of unexpected manufacturing interruptions and outages, including those occurring as a result of labor disruptions and production hazards;

•	new regulations or public policy changes regarding the transportation of hazardous chemicals and the security of chemical manufacturing facilities;

•	higher-than-expected raw material, energy, transportation, and/or logistics costs; and

•	an increase in our indebtedness or higher-than-expected interest rates, affecting our ability to generate sufficient cash flow for debt service.

All of our forward-looking statements should be considered in light of these factors. In addition, other risks and uncertainties not presently known to us or that we consider immaterial could affect the accuracy of our forward-looking statements.

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